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                     SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D. C.  20549


                                  FORM 8-K


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


                   Date of Report         January 21, 1994



                PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
           (Exact name of registrant as specified in its charter)


  New Jersey                    1-9120                      22-2625848
(State or other               (Commission                (I.R.S. Employer
jurisdiction of               File Number)             Identification No.)
 incorporation)


     80 Park Plaza, P. O. Box 1171
           Newark, New Jersey                               07101-1171
(Address of principal executive offices)                    (Zip Code)

     Registrant's telephone number, including area code:  201-430-7000



                  PUBLIC SERVICE ELECTRIC AND GAS COMPANY
           (Exact name of registrant as specified in its charter)


  New Jersey                     1-973                      22-1212800
(State or other               (Commission                (I.R.S. Employer
jurisdiction of               File Number)              Identification No.)
incorporation)


      80 Park Plaza, P. O. Box 570
           Newark, New Jersey                               07101-0570
(Address of principal executive offices)                    (Zip Code)


     Registrant's telephone number, including area code:  201-430-7000

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Item 5.   Other Events.
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     The following information updates certain matters previously reported to the Securities and Exchange Commission under Item 1 - Business of Part I of the Annual Reports on Form 10-K for 1992 and Part II of the Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993 of Public Service Electric and Gas Company (PSE&G) and its parent,
Public Service Enterprise Group Incorporated (Enterprise).

Credit Ratings
- --------------

     On January 17, 1994, Standard & Poor's Corporation (S&P) announced that it had lowered its securities ratings of PSE&G's debt and preferred stock as follows: mortgage bonds to A- from A; debentures and preferred stock to BBB+ from A-; and commercial paper to A-2 from A-1.

     S&P also announced that it had lowered its securities ratings on the medium term notes (MTNs) of Enterprise's indirect subsidiary PSEG Capital Corporation (PSEG Capital) to BBB from BBB+ and on the commercial paper of PSE&G's subsidiary, PSEG Fuel Corporation to A-2 from A-1. S&P said:

     "The downgrades for PSE&G reflect prospects for a financial profile that will be inadequate for former ratings in view of a business position considered by S&P to be somewhat below average. Despite ample generating reserves and limited external financing pressures during the next several years, financial improvement will be constrained by sluggish sales growth prospects due to a weak local economy and a high common dividend payout ratio which will restrict capital structure improvement."

S&P further stated:

     "Other concerns include regionally high electric rates, in part due to a heavy capital investment in the Hope Creek nuclear facility, and high production costs. Recognizing increasing competition in retail power markets, PSE&G has been aggressive in identifying customers that have alternative power options and negotiating special tariffs, when necessary, to retain load."

     "Additionally, plans to refrain from seeking base rate relief during the next few years should gradually improve PSE&G's relative competitive position. Still, prospective revenue loss tied to discounted retail power contracts could exacerbate pressures to control costs to maintain adequate earning levels. PSE&G's financial parameters strengthened during the past year due primarily to electric and gas base rate relief earlier in the year, strong, largely weather-related, electric sales growth, and continued cost control."


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     "Over the intermediate term, financial measures of protection should remain stable, with cash flow after dividends funding the bulk of construction expenditures."

     "The rating action for PSEG Capital, the initial funding conduit for the nonutility operations, follows that of PSE&G in view of the former's primary credit support provided by a support agreement from parent Enterprise. The Parent's creditworthiness is, in turn, derived mainly from its cash-generating entity, PSE&G."

     "The ratings outlook for both PSE&G and PSEG Capital is stable, reflecting PSE&G's manageable construction program, limited external financing pressures, and absence of rate relief needs."

     The respective ratings presently assigned by Moody's Investor Service (Moody's) and Duff and Phelps (Duff) to PSE&G's securities are as follows:
Mortgage Bonds, A2 and A; Debenture Bonds, A3 and A-; Preferred Stock, A3 and A- and commercial paper, P1 and Duff 1. The ratings presently assigned by Moody's and Duff to PSEG Capital's MTNs are Baa2 and BBB+, respectively. The respective ratings assigned by S&P, Moody's and Duff to the commercial paper of Enterprise's indirect subsidiary, Enterprise Capital Funding Corporation, which is supported by a commercial bank letter of credit, are A1+, P1 and Duff 1+.

     The current ratings of such securities reflect the respective views of the rating agency furnishing the same and not necessarily those of management of Enterprise or PSE&G. An explanation of the significance of such ratings may be obtained from such agency.

1993 Unaudited Operating Results
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     On January 18, 1994, Enterprise reported that its unaudited 1993 consolidated earnings were a record $600.9 million, or $2.50 per share of common stock, based on 240.7 million average shares outstanding. Enterprise consolidated earnings for 1992 were $504.1 million, or $2.17 per share, based on 232.3 million average shares outstanding.

     PSE&G also reported unaudited 1993 consolidated earnings of $576.7 million for the year, or $2.40 per share of Enterprise common stock, compared with 1992 earnings of $444.0 million, or $1.91 per share.

     Both Enterprise and PSE&G's improved results stemmed principally from PSE&G's increased weather-related electric sales and its higher electric and gas base rates that became effective January 1, 1993.

     Consolidated unaudited 1993 earnings for Enterprise Diversified Holdings Incorporated (EDHI), parent company of Enterprise's nonutility businesses, were $24.2 million, or 10 cents per share of Enterprise common

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stock, compared with its 1992 earnings of $60.1 million, or 26 cents per share.

     EDHI's results were positively affected by comparatively higher income from Energy Development Corporation, its wholly-owned oil and gas subsidiary, largely due to higher natural gas prices. However, EDHI's results were also impacted by the recording of an impairment in the value of certain properties by its wholly-owned real estate subsidiary, Enterprise Group Development Corporation (EGDC). As a result of a recent comprehensive management review of each property's current value and the potential for increasing such value through operating and other improvements, EGDC recorded an impairment related to certain of its properties, including properties upon which EGDC's management altered its intent from a long-term investment strategy to a short-term hold for sale status, reflecting such properties on its books at their net realizable value. This impairment reduced EDHI's unaudited consolidated earnings by $50.5 million or 21 cents per share of Enterprise common stock. Exclusive of the recorded impairment, EDHI's unaudited consolidated net income would have been a record $74.6 million for the year.


                              SIGNATURE
                              ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                              PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                                              (Registrant)

                                 PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                                              (Registrant)



                          By                ROBERT C. MURRAY
                              -------------------------------------------
                                            Robert C. Murray
                               Vice President and Chief Financial Officer
                              Public Service Enterprise Group Incorporated

                                  Senior Vice President - Finance and
                                        Chief Financial Officer
                                 Public Service Electric and Gas Company

Date:  January 21, 1994
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